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                                                                   EXHIBIT 99.1

                            BERKSHIRE HATHAWAY INC.

                            PROXY FOR COMMON STOCK
                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                              SEPTEMBER 16, 1998

  The undersigned stockholder of Berkshire Hathaway Inc. ("Berkshire") hereby appoints Warren E. Buffett, Charles T. Munger, and Marc D. Hamburg as attorneys, agents, and proxies of the undersigned, with full power of substitution in each of them, to vote, in the name and on behalf of the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of Berkshire to be held on September 16, 1998 at 9:30 a.m., at the Orpheum Theater, 409 South 16th Street, Omaha, Nebraska, and at all adjournments thereof, all of the shares of Class A Common Stock and Class B Common Stock of Berkshire which the undersigned would be entitled to vote if personally present, with all powers the undersigned would possess if personally present.

  PROPOSAL: To approve and adopt the Agreement and Plan of Mergers dated June 19, 1998 (the "Merger Agreement") by and between Berkshire and General Re Corporation, a Delaware corporation ("General Re"), and to approve the transactions contemplated thereby, including either the merger of Berkshire with Wyllis Merger Sub Inc., a Delaware corporation ("Merger Sub A"), pursuant to a Plan of Merger between Berkshire, NBH, Inc., a Delaware corporation, and Merger Sub A, or the Alternative Transaction (as defined in the Proxy Statement) involving the merger of General Re with a subsidiary of Berkshire pursuant to a Plan of Merger between General Re, Berkshire and such subsidiary.

    [_] FOR                  [_] AGAINST                  [_] ABSTAIN

  PROPOSAL: To approve an amendment to the Restated Certificate of Incorporation of Berkshire to increase the number of shares of Berkshire Class A Common Stock authorized for issuance from 1,500,000 to 1,650,000, and to increase the number of shares of Berkshire Class B Common Stock authorized for issuance from 50,000,000 to 55,000,000. This amendment will be effective if the Alternative Transaction occurs.

    [_] FOR                  [_] AGAINST                  [_] ABSTAIN

  The undersigned hereby acknowledged receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus (the "Proxy Statement") dated August 12, 1998 relating to the Special Meeting.

  ALL SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND SENT BUT
NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. SHARES WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING FOR WHICH DISCRETIONARY AUTHORITY MAY BE GRANTED. PROXIES NOT RECEIVED OR VOTES TO ABSTAIN WILL BE TREATED AS VOTES AGAINST THE PROPOSALS.
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  Any of said proxies or their substitutes who shall be present and act, or if only one shall attend, then that one, shall have and may exercise all the powers of said proxies hereunder.

                                          _________________________  __________
                                                 (SIGNATURE)           (DATE)

                                          _________________________  __________
                                                 (SIGNATURE)           (DATE)

                                          Please sign exactly as your name(s)
                                          appear(s) hereon. All holders must
                                          sign. When signing in a fiduciary
                                          capacity, please indicate full title
                                          as such. If a corporation or a
                                          partnership, please sign in full
                                          corporate or partnership name by
                                          authorized person.

                PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY.
                     YOUR COOPERATION WILL BE APPRECIATED.